Exhibit 31.2
CERTIFICATIONS
          I, John D. Grampa, certify that:
1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Brush Engineered Materials Inc. (the “registrant”); and

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John D. Grampa
Dated: July 23, 2010	John D. Grampa
Sr. Vice President Finance and Chief Financial Officer